SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2002

Martek Biosciences Corporation
(Exact name of registrant as specified in its
charter)

Delaware	000-22354	52-1399362

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6480 Dobbin Road Columbia, Maryland	21045

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)

MARTEK BIOSCIENCES CORPORATION

Item 5.	Other Events

        On May 20, 2002, a Registration Statement on Form S-3 (SEC File No. 333-87934) relating to the resale of up to 1,776,306 shares of common stock of Martek Biosciences Corporation (“Martek” or the “Registrant”) was declared effective by the Securities and Exchange Commission (“SEC”). Under the Registration Statement, former stockholders and creditors of OmegaTech, Inc., which was acquired by Martek on April 25, 2002, may offer for sale initially up to 1,265,213 shares of Martek common stock from time to time on the Nasdaq national market or through block sales or other methods at their discretion. The remainder of the shares may be offered for sale following the expiration of various lock-up or escrow agreements.

        In connection with the effectiveness of the Registration Statement, certain individuals listed in the table below each entered into a Selling Plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, with Adams, Harkness & Hill, Inc. (“AH&H”). Under the Selling Plans, AH&H will undertake to sell for each of these individuals the number of shares listed in the table below. AH&H will have the discretion to sell the number of shares covered by the Selling Plans at or above a set minimum price for a period up to June 7, 2002 and shall sell the remaining shares at the best price that secures timely liquidity after June 7, 2002.

Name	Martek Title	Number of Shares
		Covered by Selling
		Plan

Mark Braman	Executive Vice President	24,937

James Flatt	Senior Vice President –	7,866
	Research and Development

Robert Di Scipio	Vice President, Associate	15,500
	General Counsel and
	Assistant Secretary

Michael Klacik	Director of	8,440
	Business Development

William Barclay	Director of Discovery	6,497

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

        None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTEK BIOSCIENCES CORPORATION

Date:	May 20, 2002	By:	/s/ George P. Barker

George P. Barker
Senior Vice President, General
Counsel and Secretary